UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2019 (June 28, 2019)

Harsco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania		17011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 5.75% Senior Notes due 2027

On June 28, 2019, Harsco Corporation (the “Company”) completed its previously announced private offering of $500.0 million aggregate principal amount of its 5.75% Senior Notes due 2027 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally, by all of the wholly owned domestic subsidiaries of the Company that guarantee its Senior Secured Credit Facility (as defined below). The Notes were issued pursuant to an indenture, dated as of June 28, 2019 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes and the related guarantees were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will mature on July 31, 2027. Interest on the Notes accrues at the rate of 5.75% per annum and is payable semi-annually in arrears on January 31 and July 31 of each year, beginning on January 31, 2020.

The Notes are unsecured senior obligations of the Company and will rank equally in right of payment with all of its existing and future unsubordinated indebtedness, rank senior in right of payment to any of its future indebtedness that expressly provides for its subordination to the Notes, be structurally subordinated to all of the existing and future indebtedness and other liabilities of its subsidiaries that are not guarantors of the Notes, and be effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including obligations under the Company’s Senior Secured Credit Facility). The guarantees are unsecured senior obligations of the Guarantors and will rank equally in right of payment with all of the Guarantors’ existing and future unsubordinated indebtedness, senior in right of payment to any future indebtedness of the Guarantors that expressly provides for its subordination to the guarantees, and be effectively subordinated to all existing and future secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness (including the Guarantors’ guarantees of the Company’s obligations under its Senior Secured Credit Facility). Clean Earth (as defined below) and substantially all of its wholly owned domestic subsidiaries will also guarantee the Notes on a senior unsecured basis in accordance with the terms of the Indenture.

The Company may redeem some or all of the Notes on or after July 31, 2022 at redemption prices specified in the Indenture, plus accrued and unpaid interest to the redemption date. The Company may redeem some or all of the Notes on or prior to July 31, 2022 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable “make-whole premium” (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time prior to July 31, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Notes with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 105.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), the Company must make an offer to repurchase all of the outstanding Notes at a price in cash equal to at least 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional debt and issue certain preferred stock, (ii) pay certain dividends on, repurchase or make distributions in respect of their capital stock or make other restricted payments, (iii) enter into agreements that place limitations on distributions from restricted subsidiaries, (iv) guarantee certain debt, (v) make certain investments, (vi) sell or exchange certain assets, (vii) enter into transactions with affiliates, (viii) create certain liens and (ix) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Company or certain of its subsidiaries. Upon an event of default, either the holders of at least 30% in principal amount of the then-outstanding Notes or the Trustee may declare the Notes immediately due and payable, or in certain circumstances, the Notes automatically will become due and immediately payable.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Amendment No. 4 to Third Amended and Restated Credit Agreement

On June 28, 2019, the Company, Citibank, N.A., as administrative agent and as collateral agent, and the lenders party thereto, entered into Amendment No. 4 (“Amendment No. 4”) to the Third Amended and Restated Credit Agreement, dated as of November 2, 2016 (as the same has been amended, supplemented or otherwise modified prior to June 28, 2019, and as further amended by Amendment No. 4, the “Senior Secured Credit Facility”). Amendment No. 4 (i) increases the Company’s revolving credit facility (the “Revolving Credit Facility”) by $200.0 million to $700.0 million, (ii) extends the maturity of the Revolving Credit Facility to June 2024, (iii) reduces the interest rate margins and commitment fees applicable to the Revolving Credit Facility and (iv) adjusts certain covenants, including the leverage based financial covenant. In accordance with Amendment No. 4, borrowings under the Revolving Credit Facility bear interest at a rate per annum pursuant to a leverage-based grid ranging from 50 to 125 basis points over the base rate or 150 to 225 basis points over LIBOR, subject to a 0% floor, and the commitment fees applicable to the Revolving Credit Facility apply at a rate per annum pursuant to a leverage-based grid ranging from 25 basis points to 50 basis points.

The foregoing description of Amendment No. 4 is qualified in its entirety by reference to the actual terms of the agreement. A copy of Amendment No. 4 is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Certain of the agents and lenders providing funding or other services under the Senior Secured Credit Facility, as well as certain of their affiliates, have, from time to time, provided various financial advisory, commercial and investment banking services to the Company and/or its affiliates for which they have received customary fees and commissions. Such agents and lenders may provide these services from time to time in the future. Affiliates of certain of the agents and lenders also acted as initial purchasers of the Notes.

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company. The Trustee is a lender under the Company’s Senior Secured Credit Facility and an affiliate of the Trustee acted as an initial purchaser of the Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 28, 2019, the Company completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding common stock of CEHI Acquisition Corporation, a Delaware corporation, (“Clean Earth”), pursuant to the terms of a stock purchase agreement, dated as of May 8, 2019 (the “Stock Purchase Agreement”), with Clean Earth, the holders of stock and options in Clean Earth (“Sellers”) and Compass Group Diversified Holdings LLC, a Delaware limited liability company, in its capacity as representative of Sellers, for an aggregate purchase price of approximately $625 million, subject to certain adjustments set forth in the Stock Purchase Agreement. The Company used the net proceeds from the sale of the Notes to fund, together with borrowings under its Revolving Credit Facility, the purchase price of the Acquisition pursuant to the Stock Purchase Agreement.

On July 1, 2019, the Company completed its previously announced sale of the Company’s Industrial Air-X-Changers business (the “Business”) pursuant to the terms of an asset purchase agreement, dated May 8, 2019 (the “Asset Purchase Agreement”) with E&C FinFan, Inc., a Delaware corporation (the “Acquiror”), and, solely to guarantee the performance of the Acquiror’s obligations thereunder, Chart Industries, Inc., a Delaware corporation, for aggregate cash consideration of $592 million, plus the assumption by the Acquiror of the liabilities of the Business specified in the Asset Purchase Agreement.

The foregoing descriptions of the Stock Purchase Agreement and Asset Purchase Agreement do not purport to be complete and are subject to, and qualified in its entirety by reference to, the Stock Purchase Agreement and the Asset Purchase Agreement filed as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2019, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Clean Earth as of and for the years ended December 31, 2018 and 2017, and the unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2019 and 2018, are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial information required under this Item 9.01(b) is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits

Exhibit 2.1	Stock Purchase Agreement, dated as of May 8, 2019, by and between Calrissian Holdings, LLC, CEHI Acquisition Corporation, the holders of stock and options in CEHI Acquisition Corporation, Compass Group Diversified Holdings LLC and, solely for the purposes of Section 9(r) thereof, the Company (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on May 13, 2019) (File No.: 001-03970).

Exhibit 2.2	Asset Purchase Agreement, dated as of May 8, 2019, by and among the Company, E&C FinFan, Inc. and, solely with respect to Section 11.19 thereof, Chart Industries, Inc. (incorporated by reference to Exhibit 2.2 to the Form 8-K filed by the Company with the SEC on May 13, 2019) (File No.: 001-03970).

Exhibit 4.1	Indenture, dated June 28, 2019, by and among Harsco Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.*

Exhibit 4.2	Form of 5.75% Senior Notes due 2027 (included as part of Exhibit 4.1 above).*

Exhibit 10.1	Amendment No. 4, dated June 28, 2019, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto.*

Exhibit 23.1	Consent of Grant Thornton LLP.*

Exhibit 99.1	Audited Financial Statements of CEHI Acquisition Corporation as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 (incorporated by reference to Exhibit 99.4 filed by the Company with the SEC on June 10, 2019) (File No. 001-03970).

Exhibit 99.2	Unaudited Consolidated Financial Statements of CEHI Acquisition Corporation as of March 31, 2019 and for the three months ended March 31, 2019 and 2018 (incorporated by reference to Exhibit 99.5 filed by the Company with the SEC on June 10, 2019) (File No. 001-03970).

Exhibit 99.3	Unaudited Pro Forma Financial Statements.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: July 5, 2019	/s/ Russell C. Hochman
Name: Russell C. Hochman
Title: Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary